UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2020

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2020, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively with PREIT and PREIT Associates, L.P., the “Borrower”) entered into (a) an Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”), filed as Exhibit 10.1 hereto, which amends and restates that certain Credit Agreement dated August 11, 2020 (the “Secured Term Loan”), with Wells Fargo Bank, National Association (the “Administrative Agent”) and the other financial institutions signatory thereto and their assignees, for secured loan facilities consisting of: (i) a secured first lien revolving credit facility allowing for borrowings up to $130.0 million, including a sub-facility for Letters of Credit to be issued thereunder in an aggregate stated amount of up to $10.0 million, and (ii) a $384.5 million secured first lien term loan facility, as well as (b) a Second Lien Credit Agreement, filed as Exhibit 10.3 hereto (the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Credit Agreements”) with the Administrative Agent and the other financial institutions signatory thereto and their assignees for a $540.5 million secured second lien term loan facility. In connection with the Credit Agreements, on December 10, 2020, PREIT-RUBIN, Inc., PREIT-RUBIN OP, Inc., and certain of PREIT’s subsidiaries entered into (x) an Amended and Restated Guaranty (the “First Lien Guaranty”) in favor of the Administrative Agent for the Secured Parties under the First Lien Credit Agreement, filed as Exhibit 10.2 hereto and (y) a Guaranty (together with the First Lien Guaranty, the “Guaranties”) in favor of the Administrative Agent for the Secured Parties under the Second Lien Credit Agreement, filed as Exhibit 10.4 hereto. On December 10, 2020, the Borrower made initial borrowings of $55.0 million under the First Lien Credit Agreement revolving credit facility, in addition to the $384.5 million First Lien Credit Agreement term loan and the $540.5 million Second Lien Credit Agreement term loan.

The Credit Agreements refinanced the Secured Term Loan, the Seven-Year Term Loan Agreement entered into by the Borrower on January 8, 2014 (as amended, the “7-Year Term Loan”), and the 2018 Amended and Restated Credit Agreement entered into by the Borrower on May 24, 2018 (as amended, the “2018 Credit Agreement”), pursuant to the terms of the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of Its Direct and Indirect Subsidiaries (with Additional Technical Modifications As of November 20, 2020) (the “Prepacked Plan”) confirmed by the order of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on November 30, 2020 (the “Confirmation Order”); the Secured Term Loan, 7-Year Term Loan and 2018 Credit Agreement were cancelled.

The Borrower’s obligations under the Credit Agreements are guaranteed by the parties to the Guaranties (the “Guarantors”). The Borrower’s and Guarantors’ obligations under the Credit Agreements and the Guaranties are secured by mortgages and deeds of trust on a portfolio of 12 of PREIT’s subsidiaries’ properties, including nine malls and three additional parcels. The obligations are further secured by a lien on substantially all of the personal property of the Borrower and the Guarantors pursuant to collateral agreements and a pledge of substantially all of the equity interests held by the Borrower and the Guarantors, pursuant to pledge agreements, in each case subject to limited exceptions set forth in the First Lien Credit Agreement and other Loan Documents. The maturity date of the Credit Agreements is December 10, 2022 (or such earlier date that the obligations under the applicable Credit Agreement have been accelerated), unless extended by one year until December 10, 2023 at the Borrower’s option. Any such extension would be subject to the Borrower’s fulfillment of certain conditions including maintaining minimum liquidity of $35.0 million, a minimum Debt Yield Ratio (Corporate) of 8.0% and a maximum loan-to-value ratio of 105% for the Borrowing Base Properties as determined by an appraisal (provided that the Borrower may obtain a second appraisal of each Borrowing Base Property prepared by a nationally recognized appraisal firm and use the highest appraised value).

First Lien Credit Agreement

Amounts borrowed under the First Lien Credit Agreement may be either Base Rate Loans or LIBOR Loans. Base Rate Loans bear interest at the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%, provided that the Base Rate will not be less than 1.50% per annum, in each case plus (w) for Revolving Loans, 2.50% per annum, and (x) for Term Loans, 4.74% per annum. LIBOR Loans bear interest at LIBOR plus (y) for Revolving Loans, 3.50% per annum, and (z) for Term Loans, 5.74% per annum, in each case, provided that LIBOR will not be less than 0.50% per annum. Interest is due to be paid in cash on the last day of each applicable interest period (with rolling 30-day interest periods) and on the Revolving Termination Date and Term Loan Maturity Date, as applicable. The Borrower must pay certain fees to the Administrative Agent for the account of the Lenders in connection with the First Lien Credit Agreement, including an unused fee for the account of the Revolving Lenders, which will accrue (i) 0.35% per annum on the daily amount of the unused Revolving Commitments when that amount is greater than or equal to 50% of the aggregate amount of Revolving Commitments, and (ii) 0.25% when that amount is less than 50% of the aggregate amount of Revolving Commitments. Accrued and unpaid unused fees will be payable quarterly in arrears during the term of the First Lien Credit Agreement and on the Revolving Termination Date (or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero).

Letters of Credit and the proceeds of Revolving Loans may be used (i) to refinance existing indebtedness under the Secured Term Loan, (ii) for working capital and general corporate purposes of the Borrower and its subsidiaries (subject to certain exceptions set forth in the First Lien Credit Agreement, including limitations on investments in non-Borrowing Base Properties), and (iii) to fund professional fee payments and other fees and expenses subject to the provisions of the Prepackaged Plan and Confirmation Order and for other uses permitted by the provisions of the First Lien Credit Agreement, Prepackaged Plan and Confirmation Order, in each case consistent with an approved annual business plan. The proceeds of Term Loans may only be used to refinance existing indebtedness under the 2018 Credit Agreement and the 7-Year Term Loan. The Borrower may terminate or reduce the amount of the Revolving Commitments at any time and from time to time without penalty or premium, subject to the terms of the First Lien Credit Agreement.

The First Lien Credit Agreement contains, among other restrictions, certain additional affirmative and negative covenants and other terms, many of which substantially align with those in the Second Lien Credit Agreement and are summarized below under “Similar Terms of the Credit Agreements.”

Second Lien Credit Agreement

Amounts borrowed under the Second Lien Credit Agreement may be either Base Rate Loans or LIBOR Loans. Base Rate Loans bear interest at the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%, provided that the Base Rate will not be less than 1.50% per annum, in each case plus 7.00% per annum. LIBOR Loans bear interest at LIBOR plus 8.00% per annum, provided that LIBOR will not be less than 0.50% per annum. Interest is due to be paid in kind on the last day of each applicable interest period (with rolling 30-day interest periods) by adding the accrued and unpaid amount thereof to the principal balance of the loans under the Second Lien Credit Agreement and then accruing interest on the increased principal amount (provided that after the discharge of the Borrower’s Senior Debt Obligations, interest will be paid in cash). The Borrower must pay certain fees to the Administrative Agent for the account of the Lenders in connection with the Second Lien Credit Agreement.

The proceeds of loans under the Second Lien Credit Agreement may only be used to refinance existing indebtedness under the 2018 Credit Agreement and the 7-Year Term Loan.

The Second Lien Credit Agreement contains, among other restrictions, certain additional affirmative and negative covenants and other terms, many of which substantially align with those in the First Lien Credit Agreement and are summarized below under “Similar Terms of the Credit Agreements.”

Similar Terms of the Credit Agreements

Covenants

Each of the Credit Agreements contains, among other restrictions, certain affirmative and negative covenants, including, without limitation, requirements that the Borrower:

(i) maintain liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements, up to $5.0 million held in a certain other deposit account excluded from the Collateral, the unused Revolving Loan Commitments under the First Lien Credit Agreement (to the extent available to be drawn), and amounts on deposit in the Designated Collateral Proceeds Account (or, with respect to the Second Lien Credit Agreement, the Designated Collateral Proceeds Account from and after the First Lien Termination Date) and amounts on deposit in the Cash Collateral Account (as defined in the First Lien Credit Agreement);

(ii) maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021, to be calculated per the terms of the applicable Credit Agreement;

(iii) maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021, to be calculated per the terms of the applicable Credit Agreement;

(iv) provide to the Administrative Agent, among other things, PREIT and its subsidiaries’ quarterly and annual financial statements, annual budget, reports on projected sources and uses of cash, and an updated annual business plan, as well as quarterly and annual operating statements, rent rolls, and certain other collections and tenant reports and information as the Administrative Agent may reasonably request with respect to each Borrowing Base Property;

(v) maintain PREIT’s status as a REIT;

(vi) use commercially reasonable efforts to obtain subordination, non-disturbance and attornment agreements from each tenant under certain Major Leases as well as ground lease estoppel certificates from each ground lessor of a Borrowing Base Property;

(vii) comply with the requirements of the various Security Documents and, at the Administrative Agent’s request, promptly notify the Administrative Agent of any acquisition of any owned real property that is not subject to a mortgage and grant liens on such real property to secure the Borrower’s obligations under the applicable Credit Agreement (provided that no real property will be added to the Collateral pursuant to the Second Lien Credit Agreement prior to the First Lien Termination Date unless the Administrative Agent has requested that the same be added as Collateral under the First Lien Credit Agreement);

(viii) not amend any existing sale agreements with respect to Borrowing Base Properties to result in a reduction of cash consideration by 20% or more; and

(ix) not retain more than $6.5 million of cash in property-level accounts held by subsidiaries of the Borrower that are owners of real property (subject to certain exceptions).

Each of the Credit Agreements also limits the ability of the Borrower, Guarantors and their subsidiaries, subject to certain exceptions, to make certain restricted payments (including voluntary prepayments of certain indebtedness which includes, with respect to the First Lien Credit Agreement, voluntary prepayments under the Second Lien Credit Agreement), incur liens on their property, enter into agreements with a negative pledge, make certain intercompany transfers, merge, consolidate or sell all or substantially all of their assets or the equity interests of subsidiaries, amend their organizational documents or material contracts, enter into transactions with affiliates, enter into derivatives contracts, incur additional indebtedness, effect the formation of certain districts affecting any Borrowing Base Property, or make investments. The Borrower is also prohibited from selling certain properties unless certain conditions are satisfied with respect to the terms of the sale agreement for such property or, in the case of Borrowing Base Properties, payment of certain release prices.

The First Lien Credit Agreement and, after the Borrower’s Senior Debt Obligations are discharged, the Second Lien Credit Agreement, each prohibit the Borrower and Guarantors from (i) entering into Major Leases, (ii) assigning leases, (iii) discounting any rent under leases where the leased premises is at least 7,500 square feet at a Borrowing Base Property and the discounted amount is more than $750,000 and more than 25% of the aggregate contractual base rent payable over the initial term (not including any extension options), (iv) collecting rent in advance, (v) terminating or modifying the terms of any Major Lease or releasing or discharging tenants from any obligations thereunder, (vi) consenting to a tenant’s assignment or subletting of a Major Lease, or (vii) subordinating any lease to any other deed of trust, mortgage, deed to secure debt or encumbrance, other than the mortgages already encumbering the applicable Borrowing Base Property and the mortgages entered into in connection with the other Credit Agreement. Under the First Lien Credit Agreement and, under the Second Lien Credit Agreement after the First Lien Termination Date, any amounts equal to or greater than $2.5 million but less than $3.5 million received by or on behalf of a Guarantor in consideration of any termination or modification of a lease (or the release or discharge of a tenant) are subject to restrictions on use, and such amounts that are equal to or greater than $3.5 million must be applied to reduce the Borrower’s outstanding obligations under the applicable Credit Agreement.

Voluntary and Mandatory Prepayments

Subject to certain conditions, the Borrower may prepay loans under the First Lien Credit Agreement, and under the Second Lien Credit Agreement after the First Lien Termination Date, without premium or penalty. Under the First Lien Credit Agreement, if at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower must make a payment of that excess amount. Under the First Lien Credit Agreement, at any time, and under the Second Lien Credit Agreement, at any time after the First Lien Termination Date, the Borrower or any Guarantor receives Net Cash Proceeds from certain Capital Events, subject to certain exceptions, the Borrower must prepay loans under the applicable Credit Agreement (and under the First Lien Credit Agreement, must either prepay loans or cash collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) as follows:

(i) in the event of any Debt Issuance, in an amount equal to 100% of Net Cash Proceeds;

(ii) in the event of any Equity Issuance, in an amount equal to 50% of Net Cash Proceeds (with the other 50% of such Net Cash Proceeds required to prepay the loans (under the First Lien Credit Agreement, the Revolving Loans) or be deposited into a Designated Collateral Proceeds Account);

(iii) in the event of any Asset Disposition (other than an Asset Disposition of all or any portion of a Borrowing Base Property), in an amount equal to 70% of Net Cash Proceeds (with the other 30% of Net Cash Proceeds required to either prepay the loans (under the First Lien Credit Agreement, the Revolving Loans) or be deposited into a Designated Collateral Proceeds Account);

(iv) in the event of any Insurance and Condemnation Event with respect to Collateral that is not a Borrowing Base Property, 100% of Net Cash Proceeds, except for such amounts that the Borrower has elected to reinvest for reconstruction of property in accordance with the terms of the applicable Credit Agreement; and

(v) in the event of any Insurance and Condemnation Event at a Borrowing Base Property, all Net Cash Proceeds at the request of the Administrative Agent, provided that the Administrative Agent is required to release all or a portion of the funds to the Borrower or the applicable Guarantor for specified uses depending on the amount of Net Cash Proceeds.

In the event of certain Non-Guarantor Prepayment Events resulting in the receipt of Net Cash Proceeds by non-Guarantor subsidiaries or joint ventures of the Borrower or Guarantors, those amounts are required to prepay loans (and under the First Lien Credit Agreement, prepay loans or be used to cash collateralize the Letter of Credit Liabilities or Specified Derivatives Obligations, as applicable) as follows (subject to certain exceptions): (a) 100% of Net Cash Proceeds received by the Borrower or any Guarantor if the event constitutes a Debt Issuance, (b) 50% of Net Cash Proceeds received by the Borrower or any Guarantor if the event constitutes an Equity Issuance, (c) 100% of Net Cash Proceeds received by the Borrower or any Guarantor if the event constitutes an Insurance Condemnation Event, and (d) 70% of Net Cash Proceeds received by the Borrower or any Guarantor if the event constitutes an Asset Disposition, provided, in each case (subject to certain exceptions), that the Net Cash Proceeds received by the Borrower or any Guarantor and not otherwise required to prepay loans must either prepay loans (under the First Lien Credit Agreement, the Revolving Loans) or be deposited into a Designated Collateral Proceeds Account.

In the event the Borrower or any Guarantor receives Net Cash Proceeds from an Asset Disposition of all or any portion of a Borrowing Base Property in accordance with the terms of the applicable Credit Agreement (each of which allows for the release of certain properties from the liens created by the security documents applicable thereto upon the Borrower’s request and subject to Borrower’s satisfaction of certain specified conditions with respect to such property), such Net Proceeds must prepay the loans as follows (subject to certain exceptions):

(i) in the event a Borrowing Base Property is released, the greater of (x) 110% of the property’s Closing Date Appraised Value, as reduced by any prepayment made in connection with the release, and (y) 100% of the Net Cash Proceeds received from the sale of the property;

(ii) in the event an Income Producing Parcel is released, 100% of Net Cash Proceeds; and

(iii) in the event a Non-Income Producing Parcel is released, 70% of Net Cash Proceeds (with the other 30% required to be prepay loans (under the First Lien Credit Agreement, the Revolving Loans) or be deposited into a Designated Collateral Proceeds Account).

Under the Second Lien Credit Agreement, any Net Cash Proceeds applied to the First Lien Obligations or to cash collateralize certain Letter of Credit Liabilities or Specified Derivatives Obligations under the First Lien Credit Agreement or deposited into the First Lien Designated Collateral Proceeds Account will reduce, on a dollar-for-dollar basis, any Net Cash Proceeds required to be applied as a principal prepayment of the loans under the Second Lien Credit Agreement. In the event Net Cash Proceeds are applied under the First Lien Credit Agreement resulting in its termination and the automatic release of the security interest in the Collateral thereunder, to the extent any Excess Net Cash Proceeds remain, 100% of such remaining proceeds are required to be applied to the loans under the Second Lien Credit Agreement.

The Borrower may request disbursements from the Designated Collateral Proceeds Account (subject to the same terms and conditions applicable to a disbursement of loans (or in the case of the First Lien Credit Agreement, Revolving Loans)), the proceeds of which must be used by the Borrower in a manner consistent with an approved annual business plan. Under the First Lien Credit Agreement, no Revolving Loans will be disbursed at any time that Designated Collateral Proceeds are on deposit and the Borrower may elect to apply Designated Collateral Proceeds as a principal prepayment of the Revolving Loans at any time. Under the Second Lien Credit Agreement, amounts in the Designated Collateral Proceeds Account in accordance with the First Lien Credit Agreement are held by the Administrative Agent as additional Collateral securing the Borrower’s obligations under the Second Lien Credit Agreement.

Under the First Lien Credit Agreement, the Borrower pledges and grants to the Administrative Agent an additional security interest in the Letter of Credit Collateral Account.

Additionally, under the First Lien Credit Agreement, in the event PREIT’s Debt Yield Ratio (Senior) is less than 12.06% for the calendar quarter ending June 30, 2021 or any calendar quarter thereafter, concurrently with the delivery of a Compliance Certificate and thereafter once per calendar month until the ratio is equal to or greater than 12.06% for a subsequent quarter (as shown in a Compliance Certificate delivered by PREIT), the Borrower must either make prepayments, or deposits into a Cash Collateral Account, of all Excess Cash Flow generated during the month preceding such required deposit date. So long as no Default or Event of Default exists, in the event the Excess Cash Flow for any given month is negative and would cause the Borrower and its subsidiaries’ liquidity to fall below $12.5 million (provided that the Borrower delivers evidence of the Operating Shortfall Deficiency to the Administrative Agent), the Borrower may request a disbursement of funds on deposit in the Cash Collateral Account to fund or reimburse the Borrower for such deficiency. The Borrower may also request disbursement of the funds in the Cash Collateral Account following the termination of a Cash Sweep Period, subject to certain conditions.

Under the First Lien Credit Agreement, if at any time, and under the Second Lien Credit Agreement, if at any time after the First Lien Termination Date, the Borrower’s unrestricted cash or cash equivalents exceed $40.0 million for five consecutive days, the Borrower must make prepayments of the amount in excess of $40.0 million. Under the First Lien Credit Agreement, those prepayments will be applied first to the Revolving Loans until the principal balance is reduced to zero, then to the Term Loans.

Events of Default

In addition to customary Events of Default including, among other things, non-payment or non-performance under each of the Credit Agreements, Events of Default include the Borrower’s, Guarantors’, or their respective subsidiaries’ (i) failure to pay Material Indebtedness (defined as indebtedness with an aggregate outstanding principal amount of $25.0 million or more, or $250.0 million in the case of Nonrecourse Indebtedness), and (ii) the acceleration of such Material Indebtedness (or the occurrence of any event that would permit the holders of such Material Indebtedness to accelerate such Material Indebtedness), in each case, provided that no Event of Default will result from a default, event of default, acceleration or other action in connection with a Guaranty by a Loan Party of Indebtedness secured by a mortgage on a non-Borrowing Base Property until the earliest to occur of (x) commencement of a related court proceeding, (y) in the event such Loan Party has agreed that an event permitting acceleration of the Guaranty has occurred, 45 days following the expiration or termination of a related forbearance agreement, subject to certain conditions, or (z) such Loan Party makes or agrees to make a payment in satisfaction of any claim made on the Guaranty in connection with the event of default, acceleration or other action. The First Lien Credit Agreement also provides that the non-subordination of second priority liens is an Event of Default.

Upon the occurrence of an Event of Default (except with respect to bankruptcy as described in the next sentence), the Lenders may declare all of the obligations in connection with the applicable Credit Agreement (and under the First Lien Credit Agreement, including an amount equal to the outstanding Letters of Credit) immediately due and payable and may terminate the Lenders’ commitments thereunder (and under the First Lien Credit Agreement, the obligation of the Issuing Banks to issue Letters of Credit thereunder). Upon the occurrence of a voluntary or involuntary bankruptcy proceeding of PREIT and certain of its subsidiaries, all outstanding amounts (and under the First Lien Credit Agreement, including an amount equal to the outstanding Letters of Credit) would automatically become immediately due and payable and the Lenders’ commitments under the applicable Credit Agreement (and under the First Lien Credit Agreement, the obligation of the Issuing Banks to issue letters of credit thereunder) would automatically terminate. The First Lien Credit Agreement also provides Specified Derivatives Providers with specific remedies with respect to Specified Derivatives Contracts thereunder.

Each of the Credit Agreements contains other affirmative and negative covenants customarily found in facilities of its type. All capitalized terms used in Item 1.01 of this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreements, as applicable. The description above is qualified in its entirety by reference to the Credit Agreements, which are filed as Exhibits 10.1 and 10.3 to this Current Report on Form 8-K.

Fashion District Philadelphia Term Loan Guaranty

As described further in Item 8.01 of this Current Report on Form 8-K, on December 10, 2020, PREIT Associates, L.P. entered into a Guaranty Reaffirmation in favor of Wells Fargo Bank, National Association in connection with the FDP Loan Agreement (defined below), which reaffirms the Repayment Guaranty entered into by PREIT Associates, L.P. on January 22, 2018 (as modified by the Guaranty Reaffirmation, the “FDP Guaranty”). Under the FDP Guaranty, PREIT Associates, L.P. guarantees 50% of the borrowers’ obligations under the FDP Loan Agreement. The obligations of PREIT Associates, L.P. under the FDP Guaranty are several with the obligations of The Macerich Partnership, L.P. under its separate guaranty of the FDP Loan Agreement. As of the date hereof, the outstanding principal balance under the FDP Loan Agreement is $201.0 million. The FDP Guaranty is filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K above the heading “Fashion District Philadelphia Term Loan Guaranty” is hereby incorporated by reference to this Item 3.03.

Pursuant to the Credit Agreements, the Borrower and Guarantors (and their respective subsidiaries) are prohibited from making certain restricted payments, which include dividends with respect to PREIT shares (subject to certain exceptions, including distributions necessary to maintain REIT status). As such, the Credit Agreements impose limitations on PREIT’s ability to declare and pay dividends on its common shares and preferred shares for the duration of the term of the Credit Agreements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in PREIT’s Current Report on Form 8-K filed on July 31, 2020, Joseph F. Coradino, PREIT’s Chairman and Chief Executive Officer, and Mario C. Ventresca, Jr., PREIT’s Executive Vice President and Chief Financial Officer, each previously agreed to a temporary 25% base salary reduction for the period from July 27, 2020 to September 30, 2020. On December 15, 2020, the Executive Compensation and Human Resources Committee of the Board of Trustees approved payments to Mr. Coradino and Mr. Ventresca in the amounts by which their salaries were previously reduced.

Item 8.01	Other Events.

Emergence from Chapter 11 Cases

As previously reported in PREIT’s Form 8-K filed on December 4, 2020, on November 30, 2020, the Bankruptcy Court entered the Confirmation Order, confirming the Prepackaged Plan of PREIT and the other Company Parties (collectively, the “Debtors”). On December 10, 2020 (the “Effective Date”), each condition precedent to consummation of the Prepackaged Plan, enumerated in Section 8.2 of the Prepackaged Plan, were satisfied or waived in accordance with the Prepackaged Plan and the Confirmation Order, and therefore the Effective Date of the Prepackaged Plan occurred and the Debtors emerged from the chapter 11 cases previously filed in the Bankruptcy Court on November 1, 2020. On December 10, 2020, the Debtors filed the notice of the occurrence of the Effective Date (the “Effective Date Notice”) with the Bankruptcy Court. A copy of the Effective Date Notice is filed as Exhibit 10.7 hereto. A copy of PREIT’s press release announcing the Debtors’ emergence from the chapter 11 cases is filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 8.01.

Fashion District Philadelphia Refinancing and Governance Change

As previously reported in PREIT’s Current Reports on Form 8-K filed on January 26, 2018 and on July 11, 2019, PM Gallery LP, a Delaware limited partnership and a joint venture entity owned indirectly by PREIT and The Macerich Company (“Macerich”) previously entered into a Term Loan Agreement with Wells Fargo Bank, National Association and the other lenders party thereto to fund the ongoing redevelopment of Fashion District Philadelphia and to repay capital contributions to the venture previously made by the partners.

On December 10, 2020, PM Gallery LP, together with certain other subsidiaries owned indirectly by PREIT and Macerich (a number of such subsidiaries being the fee and leasehold owners of the properties that are part of the Fashion District Philadelphia project), entered into an Amended and Restated Term Loan Agreement with Wells Fargo Bank, National Association and the other financial institutions party thereto (the “FDP Loan Agreement”).

In connection with the execution of the FDP Loan Agreement, a $100.0 million principal payment was made (and funded indirectly by Macerich) to pay down the existing loan, reducing the outstanding principal under the FDP Loan Agreement to $201.0 million. The FDP Loan Agreement provides for (i) a maturity date of January 22, 2023, with the potential for a one-year extension upon the borrowers’ satisfaction of certain conditions, (ii) an interest rate at the borrowers’ option for each advance of either (A) the Base Rate (defined as the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, and (c) the LIBOR Market Index Rate plus 1.00%) plus 2.50% or (B) LIBOR for the applicable period plus 3.50%, (iii) a full recourse guarantee of 50% of the borrowers’ obligations by PREIT Associates, L.P., on a several basis, (iv) a full recourse guarantee of certain of the borrowers’ obligations by The Macerich Partnership, L.P., up to a maximum of $50.0 million, on a several basis, (v) a pledge of the equity interests of certain indirect subsidiaries of PREIT and Macerich, as well as of PREIT-RUBIN, Inc. and one of its subsidiaries, that have a direct or indirect ownership interest in the borrowers, (vi) a non-recourse carve-out guaranty and a hazardous materials indemnity by each of PREIT Associates, L.P. and The Macerich Partnership, L.P., and (vii) mortgages of the borrowers’ fee and leasehold interests in the properties that are part of the Fashion District Philadelphia project and certain other properties. The FDP Loan Agreement contains certain covenants typical for loans of its type.

In connection with the execution of the FDP Loan Agreement, the governing structure of PM Gallery LP was modified such that, beginning January 1, 2021, Macerich will substantially control the entity’s operations and, subject to limited exceptions, control major decisions.

Woodland Restructuring Commitment and Forbearance Agreement

PR Woodland Limited Partnership, a Delaware limited partnership indirectly owned by PREIT, is the borrower under a loan agreement secured by the Woodland Mall in Grand Rapids, Michigan. PREIT Associates, L.P. has guaranteed certain obligations of PR Woodland Limited Partnership under the loan agreement. After extensive discussions, on December 10, 2020, PR Woodland Limited Partnership, the administrative agent, and certain lenders under the loan agreement entered into a forbearance agreement and loan agreement amendment, agreeing to, among other things, forbear from exercising any of their rights and remedies as a result of alleged events of default while the parties are proceeding in good faith toward a further amendment to the loan agreement.

Forward Looking Statements

This current report contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements and results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness; our ability to manage our business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors discussed in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated First Lien Credit Agreement, dated as of December 10, 2020, by and among PREIT Associates, L.P., PREIT-RUBIN, Inc., Pennsylvania Real Estate Investment Trust, and the financial institutions party thereto and their assignees.

10.2	Amended and Restated Guaranty, dated as of December 10, 2020, in favor of Wells Fargo Bank, National Association, executed by PREIT-RUBIN, Inc., PREIT-RUBIN OP, Inc., and certain direct and indirect subsidiaries of PREIT Associates, L.P.

10.3	Second Lien Credit Agreement, dated as of December 10, 2020, by and among PREIT Associates, L.P., PREIT-RUBIN, Inc., Pennsylvania Real Estate Investment Trust, and the financial institutions party thereto and their assignees.

10.4	Guaranty, dated as of December 10, 2020, in favor of Wells Fargo Bank, National Association, executed by PREIT-RUBIN, Inc., PREIT-RUBIN OP, Inc., and certain direct and indirect subsidiaries of PREIT Associates, L.P.

10.5	Repayment Guaranty, dated as of January 22, 2018, in favor of Wells Fargo Bank, National Association, executed by PREIT Associates, L.P.

10.6	Guaranty Reaffirmation, dated as of December 10, 2020, in favor of Wells Fargo Bank, National Association, executed by PREIT Associates, L.P.

10.7	Notice of (I) Entry of Findings of Fact, Conclusions of Law, and Order Approving the Adequacy of the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of Its Direct and Indirect Subsidiaries and (II) Occurrence of Effective Date.

99.1	Press release issued by Pennsylvania Real Estate Investment Trust dated December 11, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 16, 2020	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel